EXHIBIT 4.1

                        FORM OF 2001 STOCK INCENTIVE PLAN
                       NON-QUALIFIED STOCK OPTION CONTRACT

      THIS NON-QUALIFIED STOCK OPTION CONTRACT is entered into as of ________, 200_ by and between MTR Gaming Group, Inc. a Delaware corporation (the "Company"), and _________________ (the "Optionee").

      In consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Option Grant. The Company and the Optionee, in accordance with the allotment and grant (the "Grant") made by the Company's Board of Directors (the "Board") on May 1, 2001, and subject to the terms and conditions of the 2001 Stock Incentive Plan of the Company adopted by the Board (the "Plan"), hereby agree to be bound by the terms of this Contract with respect to the Grant to the Optionee of the option to purchase an aggregate of _______ shares of the common stock, $.0001 par value per share, of the Company ("Common Stock") at $7.30 per share, being the fair market value of such shares of Common Stock on the date of Grant. This option is not intended to constitute an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).

      2. Term; Exercise. The term of this option shall be ten (10) years commencing May 1, 2001, subject to earlier termination as provided in the Plan (the "Term"). This option is exercisable at anytime during the Term, subject to the terms of this option and the Plan. In no event may a fraction of a share of Common Stock be purchased under this option.

      3. Notice of Exercise; Payment. This option shall be exercisable by giving written notice to the Company at its principal office, presently State Route 2 South, Chester, West Virginia, Attn.: Chief Financial Officer, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor: (a) in cash or by certified check; (b) with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of all options being exercised; or (c) with any combination of cash, certified check or shares of Common Stock having such value.

      4. Representations and Warranties of Optionee. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless: (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of the option shall be effective and current at the time of exercise; or (b) there is an exemption from the registration requirements under the Securities Act for the issuance of the shares of Common Stock upon exercise. The Optionee hereby represents and warrants to the Company, that: (i) the shares of Common Stock to be issued upon the exercise of this option are being acquired by the Optionee for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof; and (ii) any subsequent resale or distribution of shares of Common Stock by the Optionee will be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or
(y) a specific exemption from the registration


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requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representation and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

      5. Listing of Shares. Notwithstanding anything herein to the contrary, if at any time the Committee shall determine in its sole discretion that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of shares of Common Stock thereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      6. No Right to Continued Employment. Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any Subsidiary or a Parent to terminate such employment at any time for any reason whatsoever without liability to the Company, the Subsidiary or Parent.

      7. Legends; Stop Transfer Instructions. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to: (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws; or (b) implement the provisions of the Plan or any agreement between the Company and the Optionee with respect to such shares of Common Stock.

      8. Taxes. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option, its disposition or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

      9. Applicability of the Plan. The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

      10. Compliance With Applicable Laws. The Optionee agrees to comply with all applicable laws relating to the Plan and the grant and exercise of the option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

      11. Transferability. The Option is not transferable otherwise than by will or the laws


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of descent and distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee, or the Optionee's legal representatives, provided, however, that the Option may be exercised and the underlying securities resold by any family member of the Optionee who has acquired the Option from the Optionee through a gift or a domestic relations order. For purposes of this Option, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

      12. Successors and Assigns. Except as otherwise provided by the Plan, this Contract shall be binding upon and inure to the benefit of the parties hereto, any successor or assign of the Company and to any Legal Representative of the Optionee, or any family member as defined in this Agreement acquiring the Option as a result of a gift or pursuant to a domestic relations order.

      13. Governing Law. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof. Any dispute arising under this Contract shall be submitted to binding arbitration before the American Arbitration Association in West Virginia.

      14. Validity. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision, all or which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

      15. Amendments. The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

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IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                        MTR GAMING GROUP, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Its:____________________________________


                                        OPTIONEE

                                        By:_____________________________________
                                                          [Name]

                                        ________________________________________
                                        ________________________________________
                                                         (Address)

                                        ________________________________________
                                                 (Social Security Number)


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